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Exhibit 99.2

WJ Communications	Investor Relations Contacts:
Fred Krupica Chief Financial Officer 408-577-6261 fred.krupica@wj.com	Chris Danne, Rakesh Mehta the blueshirt group for WJ Communications 415-217-7722 chris@blueshirtgroup.com rakesh@blueshirtgroup.com

WJ Communications Announces Underwritten Common Stock Offering

        January 8, 2004 San Jose, CA -- WJ Communications, Inc. (Nasdaq:WJCI), a leading designer and supplier of high-performance RF semiconductor products, today announced that it intends to offer 2 million newly issued shares of common stock and that certain selling stockholders, including the Company's controlling stockholder Fox Paine Capital Fund, L.P., intend to offer 10 million currently outstanding shares of common stock in an underwritten public offering. J.P. Morgan Securities Inc. is serving as the lead manager for the underwritten offering and Bear, Stearns & Co. Inc., CIBC World Markets and Wells Fargo Securities, LLC are serving as co-managers. The shares to be offered by the Company and the selling stockholders are registered by the Company under its Form S-3 shelf registration statement filed with the Securities and Exchange Commission (File No. 333-110111) that was declared effective by the SEC on December 29, 2003.

        The underwriters of the offering would also have a 30-day option to purchase an additional 1.8 million shares of common stock from the selling stockholders to cover any over-allotments. The Company intends to use the net proceeds that it would receive from the offering for general corporate purposes, to fund working capital and for potential strategic transactions. The Company would not receive any proceeds from the sale of shares by the selling stockholders.

        A preliminary prospectus supplement will be filed today with the Securities and Exchange Commission which will be available on the SEC's website at www.sec.gov. Printed copies of the preliminary prospectus supplement and accompanying preliminary prospectus, when available, may be obtained from J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172.

        This news release is neither an offer to sell nor the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction. The offering may only be made only by means of a prospectus supplement and the accompanying prospectus.

About WJ Communications

        WJ Communications, Inc. is a leading RF semiconductor company focusing on the design, development and marketing of high-performance RF semiconductor products comprised primarily of amplifiers, mixers, transistors and multi-chip modules (MCMs) that target the wireless communications, broadband cable, RFID and defense and homeland security markets. WJ's highly reliable amplifiers, mixers, RF integrated circuits (RFICs), RFID reader modules, chipsets and MCM products are used to transmit, receive and process signals that enable current and next generation wireless and wireline services. For more information visit www.wj.com or call (408) 577-6200. The information contained in the Company's website is not part of the offering described in this news release nor is it incorporated by reference into this news release.

        This release contains forward-looking statements including financial projections, statements as to the plans and objectives of management for future operations, and statements as to the Company's future economic performance, financial condition or results of operations. These forward-looking statements are not historical facts but rather are based on current expectations and our beliefs. Words such as "may," "will," "expects," "intends," "plans," "believes," "seeks," "could" and "estimates" and variations of these words and similar expressions are intended to identify forward-looking statements. The Company's actual results may differ materially from those projected in these forward-looking statements as a result of a number of factors, including, but not limited to, those factors described from time to time in the Company's filings with the Securities and Exchange Commission. Readers of this release are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this press release.

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WJ Communications Announces Underwritten Common Stock Offering